As filed with the Securities and Exchange Commission on October 11, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bookham, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3674	20-1303994
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
2584 Junction Avenue
San Jose, California 95134
(408) 383-1400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Giorgio Anania
Chief Executive Officer
2584 Junction Avenue
San Jose, California 95134
(408) 383-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

John A. Burgess, Esq.	Stanton D. Wong, Esq.
Wendell C. Taylor, Esq.	A. Verona Dorch, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP	Pillsbury Winthrop Shaw Pittman LLP
60 State Street	P.O. Box 7880
Boston, Massachusetts 02109	San Francisco, CA 94120
Telephone: (617) 526-6000	Tel: (415) 983-1000
Telecopy: (617) 526-5000	Fax: (415) 983-1200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-127546
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount To Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.01 par value per share	2,050,000 shares	$4.75	$9,737,500	$1,147

(1)	Includes 50,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Bookham, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-127546) are incorporated in this registration statement by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 11th day of October, 2005.

BOOKHAM, INC.
By:	*
Giorgio Anania
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Giorgio Anania	Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2005

*	Chief Financial Officer
Stephen Abely	(Principal Financial and Accounting Officer)	October 11, 2005

*
Joseph Cook	Director	October 11, 2005

*
Lori Holland	Director	October 11, 2005

*
W. Arthur Porter	Director	October 11, 2005

*
Peter F. Bordui	Director	October 11, 2005

Signature		Title	Date
*
David Simpson		Director	October 11, 2005
*
Liam Nagle		Director	October 11, 2005

*By:	/s/ Stephen Abely		October 11, 2005

Stephen Abely
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	— Opinion of Hale and Dorr LLP
23.1	— Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2	— Consent of Ernst & Young LLP
24*	— Powers of Attorney

*	Previously filed.